AUTOMATIC ROLLOVER AMENDMENT
FOR
REMINGTON ARMS COMPANY, INC. PENSION AND RETIREMENT PLAN
(the “Plan”)

This Amendment to the Plan is adopted to comply with the automatic rollover rules under Code Section 401(a)(31)(B) and is based on the Model Amendment provided by the Internal Revenue Service in Notice 2005-5. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment. The provisions of this Amendment are effective with respect to distributions made on or after March 28, 2005.

References to provisions by Plan Section, Article numbers or Section titles in this Amendment are to the provisions associated with those Section or Article titles or numbers in the approved volume submitter specimen plan from which the Plan is generated. If the Section or Article titles or numbers have been changed in generating the Plan, references are to the provisions in the Plan that are associated with the Section or Article titles or numbers in the approved volume submitter specimen plan.

Section 11.5 of the Plan entitled “Payment of Small Benefits; Deemed Cashout” is hereby amended by the addition of a paragraph at the end thereof to provide as follows:

In the event of a “mandatory distribution” greater than $1,000 made in accordance with the provisions of this Section, if the Participant does not elect to have such distribution paid in a direct rollover to an eligible retirement plan specified by the Participant or to receive the distribution directly, then the Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator. A “mandatory distribution” means any distribution made to a Participant without the Participant’s consent that is made before the Participant attains the later of age 62 or Normal Retirement Date. Distribution to a Participant’s surviving spouse or to an alternate payee under a qualified domestic relations order is not a “mandatory distribution” for purposes of this paragraph.

        EXECUTED AT Madison, NC,            ,     this     18th    day of
March, 2005.

                                              By:     /s/ Mark A. Little
                                              Title:    EVP, CFO, CAO